Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

North State Bancorp and subsidiary

Raleigh, North Carolina

We consent to the use of our report incorporated by reference herein.

/s/ Dixon Hughes PLLC
Dixon Hughes PLLC

Sanford, North Carolina

March 28, 2005